UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2025

SUI GROUP HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Minnesota	001-41472	90-0316651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1907 Wayzata Blvd, Suite #205, Wayzata, MN	55391
(Address of principal executive offices)	(Zip Code)

(952) 479-1923

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	SUIG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01 OTHER EVENTS

Appointment of Board Member Dana Wagner to the Corporate Governance and Nominating and Compensation Committees of the Board of Directors

On December 13, 2025, the Board of Directors (the “Board”) of Sui Group Holdings Limited (the “Company”) appointed independent Board member Dana Wagner to serve as a member of the Board’s Compensation Committee, and the Board’s Corporate Governance and Nominating Committee.

The Board determined that Mr. Wagner has appropriate experience and background in accordance with the requirements of Nasdaq Stock Market LLC (“Nasdaq”) Listing Rule 5605. The Board determined that Mr. Wagner is “independent” in accordance with the compensation committee requirements of Nasdaq Listing Rule 5605.

Mr. Wagner joined the Company’s Board on July 27, 2025.

Mr. Wagner was not appointed as member of the Compensation Committee or Corporate Governance and Nominating Committee pursuant to any arrangement or understanding with any other person. Mr. Wagner does not have any family relationships with any executive officer or director of the Company or with the Company’s independent registered public accounting firm, Boulay PLLP, and he is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A description of Mr. Wagner’s existing compensatory arrangement is provided in the section titled “Executive and Director Compensation” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 26, 2025.

Corporate Governance and Nominating Committee and Compensation Committee Composition

Mr. Wagner’s appointment to the Compensation Committee fills a previously disclosed vacancy on the Compensation Committee, resulting in a Compensation Committee comprised of two qualified members.

Mr. Wagner’s appointment to the Corporate Governance and Nominating Committee also fills a previously disclosed vacancy on the Corporate Governance and Nominating Committee, resulting in a Corporate Governance and Nominating Committee comprised of two qualified members.

As previously reported, on July 22, 2025, the Company received a letter (the “Letter”) from Nasdaq notifying the Company that it was not in compliance with Nasdaq’s committee requirements as set forth in Nasdaq Listing Rule 5605 as a result of the unexpected passing of a former Board member, resulting in a Compensation Committee comprised of only one qualified director and a Corporate Governance and Nominating Committee comprised of only one qualified director. Nasdaq Listing Rule 5605 requires, among other things, that each listed company must have a compensation committee comprised of at least two members, each of whom must meet certain independence and other qualifications as set forth in such rule.

In the Letter, Nasdaq indicated that it would provide the Company with a cure period—prior to the Company’s next annual shareholder meeting or July 9, 2026; or if the next annual shareholder meeting is held before January 5, 2026, then no later than January 5, 2026— in order to regain compliance.

Please refer to the Company’s Current Reports on Form 8-K dated July 22, 2025, and July 27, 2025, for additional information.

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Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUI GROUP HOLDINGS LIMITED

Date: December 15, 2025	By:	/s/ Douglas M. Polinsky
Douglas M. Polinsky
Chief Executive Officer

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